MustWatch

Discover your next "must watch" show with a little help from your friends!


MustWatch
Watch List
FRIENDS
CHAT
NEWS
MUSTWATCH
Share favorite shows & films with friends.
Download on the App Store

Invest

$100 minimum investment

DEADLINE: April 28, 2023

in 5 months

UNIT PRICE

$4

TOTAL RAISED

$31,000

VALUATION

$5,033,408

4(a)(6) offering provided by Netcapital Funding Portal Inc.

DEAL HIGHLIGHTS

- Backed by the GK Fund.
- Raised $34,000 in 2020.
- Late-2020 launch on the Apple App Store.
- Rated 5 stars by our users on the Apple App Store.
- Added award-winning Hollywood screenwriter and producer, Jason Keller, to our management team.
- Skilled team with experience in data analytics, design, and finance.
- Included a new feature to save shows that you'd like to watch later.
- Featured in Market Insider, Business Wire, and more.



MustWatch
I Watch
FRIENDS
CHAT
NEWS
Chris
Jen
Rob
Rose
MustWatch
Friends Watch
QUEEN'S GAMBIT
FRIENDS
CHAT
NEWS
Jen
Rob
Ron
Sam
MustWatch
Watch List
FRIENDS
CHAT
NEWS
Ava
Rob
Rose

PROBLEM

Most streaming networks today use algorithms that recommend shows based on past viewing preferences, actor, genre, etc., and recommend shows or movies only within their platform. This results in **less than ideal recommendations** and **lots of time spent** searching for a new show or movie.

Without any insight into what your friends are watching, there is a social element to TV that is **completely ignored** by the current market. People like to talk about what they are watching, but **this process is fragmented and gets scattered** into many different locations (Twitter, text, word of mouth, Instagram, IMDB, Reddit).

We aim to streamline this process and provide a centralized location to facilitate conversations around television and movies.

> **"Almost 2 in 3 adults feel frustrated either something (54.1%) or always (11.8%) when trying to find something to watch on TV."**
>
> ----
> *Marketing Charts*

SOLUTION

The MustWatch app aims to make it easy for friends to connect and share their passion for TV.

To give a little background on how MustWatch came to be – our co-founder Mark wanted to talk about the latest episode of Game of Thrones at work one day, but his boss was not caught up and banned all Game of Thrones communications at work. Mark being the chatty guy that he is, still wanted to find someone to chat about GoT. This sparked the thought – how can we find out who is up to speed on the latest GoT episode so I can discuss it with them?

MustWatch aims to solve this problem by allowing you to see what shows your friends watch, send recommendations directly to family and friends, and chat with them about your favorite shows and movies. The app also includes a curated list of shows your friends have recommended for you, planning to make **MustWatch the one-stop-shop to find your next show.**


08.
Friends Watch
See all of the shows your friends watch in aggregate.
MustWatch
I Watch
Friends Watch
Recommend
FRIENDS
CHAT
NEWS
Che
Rob
Step 08
Friends Watch

Here's how it works:

- MustWatch collects a list of shows you watch, either directly from you or from shows you like on Facebook.
- Instantly add friends to easily see who have or have not yet watched a show.
- Seamlessly recommend shows to your friends.
- Generate an entire catalog of show recommendations driven by the shows your friends are watching.
- See recommended shows by your most trusted friends.
- Form chat groups and direct messages around specific shows and episodes.
- Never miss an update with our calendar and news features.
- Read the news and gossip articles about your shows and their cast.
- View ratings and descriptions of every show you may want to watch next.
- Save shows that you want to watch in the future.


2:51
MustWatch
Recommendations
Received
Sent
Recommended by Jason
FRIENDS
CHAT
NEWS
Ava
Chris
Rob
Rose
WandaVision
Friends rating: 4.7
Sci-Fi & Fantasy
Genre
1
Seasons
Jan. 15, 2021
Released
Overview
Wanda Maximoff and Vision—two super-powered beings living idealized suburban lives—begin to suspect that everything is not as it seems.
Available on: Disney+
Friends Who Watch
Jen
Rob
Rose
Sam
Add to I Watch
Watch List
2:45
MustWatch
I Watch
Swipe up to recommend
13 Friends Watch This Show
FRIENDS
CHAT
NEWS
Chris
Jen
Rob
Rose

Screenshots of the MustWatch App - now available on iOS!

> **"Almost half of all respondents are looking for an improved guide to help them find content across all available TV sources."**
>
> ---
> *TiVo*

FEATURED

MustWatch was selected as a GK Fund 2021 Micro Grant Winner and received a $10,000 grant.

The GK Fund is a 501(c)3 nonprofit organization working to close the racial wealth gap by driving equitable access to capital, mentorship, legal services, and marketing for BIPOC, women, and veteran founded startup companies in Massachusetts. The fund provides $10,000 seed funding, mentorship, legal services and other benefits offered through corporate partnerships to a select cohort of growth stage startup companies with BIPOC, women or veteran founders.

BUSINESS MODEL

Our customers are TV networks & streaming services.

We plan to generate revenue from networks and studios through:

- Advertising promoted content to hyper-targeted demographics.
- Selling subscriptions to customizable data insights like social engagement, fan engagement, and more.
- Leveraging ads embedded into our application, aiming to allow us to promote shows while minimizing the impact to the user experience.

We aim to give streaming services and TV networks the means to advertise new content to a targeted audience based on what people are watching, recommending, and discussing. We plan to offer streaming services insightful, cross-platform data which can be leveraged to retain and attract customers, and possibly include advertisers who would like to promote their shows on our platform as customers.

MARKET

People love to watch TV. It's a fun, easy way to unwind and escape the daily grind. In fact, according to Nielsen, they love it so much that the average US adult spent more than 33 hours a week parked in front of their television set[1] in 2020.


US Connected TV Penetration and Daily Use, 2014-2020
marketing charts
% of US TV households with at least one internet-connected TV device
% of adults in US TV households who watch video on a TV via a connected device daily
50%
11%
57%
12%
65%
19%
69%
25%
74%
29%
74%
31%
80%
40%
2014
2015
2016
2017
2018
2019
2020
Published on MarketingCharts.com in June 2020 | Data Source: Leichtman Research Group
2020 data based on an April-May survey of roughly 2,000 adults ages 18+ from throughout the continental U.S. in households with a TV set

Marketing Charts, 2020

There are also a lot of people watching television at any given time. It is estimated that there are more than 120 million TV viewing households in the U.S alone.[2] Meanwhile, 94% of smartphone owners are playing with their phone while they watch, per the Facebook IQ Report.[3] With over 6 billion smartphone owners worldwide and so much overlap between smartphone and TV users, the opportunity set for the MustWatch app is large.[4]


The Generation Gap in TV Consumption
Average daily TV consumption (live + time-shifted) of American adults, by age group (in hh:mm)
1:37
3:24
5:43
7:14
4:16
18-34
35-49
50-64
65+
All adults 18+
As of Q1 2020
Source: The Nielsen Total Audience Report
statista

Statista, 2020

PRESS

- **Boston University**
  Unsure What to Stream Next? This App Just Made It Easier
- **Market Insider**
  MustWatch: The Media Customization You Have Always Longed For
- **Business Wire**
  Netcapital Inc. Portfolio Company MustWatch Receives Grant from Racial Equity Non-profit GK Fund
- **Yahoo! News**
  MustWatch: The Unicorn of Social Apps
- **PRWEB**
  MustWatch LLC Announces the Creation of an Advisory Board

TEAM



Chelinde Edouard

CEO

Chelinde (Che) Edouard is the CEO of MustWatch. Che brings his experience in data as a Senior Business Intelligence Analyst for HarbourVest Partners and graduated in May 2020 Magna Cum Laude with his Master of Science in Business Analytics from Babson's F.W. Olin Graduate School of Business. Mr. Edouard has worked in the financial Industry since graduating from Boston University's Questrom School of Business. He previously worked at State Street as a Business Analyst in the Corporate Finance Data Analytics & Reporting team.


FERRAR
FERR
FO

Jason Keller

Head of Entertainment

Jason Keller is a writer and producer with more than 20 years experience in film and entertainment. Jason is the writer of "Ford vs. Ferrari" which was nominated for 4 Academy Awards including Best Picture. His writing credits include notable films such as *Mirror, Mirror* (starring Julia Roberts) and *Escape Plan* (starring Arnold Schwarzenegger and Sylvester Stallone), and his executive producer credits include the fifth movie in the *Die Hard* franchise, *A Good Day to Die Hard* (starring Bruce Willis). Jason has also been the recipient of a number of awards and nominations including: the New Harmony Writing Fellowship, the IFJA Hoosier Award, two Bronx New Voices nominations, a Satellite Award nomination for Best Original Screenplay, and an Oglethorpe Award nomination.



Mark Sneed
Chief Creative Officer

Mark Sneed is currently a Securities Operations Associate at JPMorgan Chase & Co, working with auditors and internal teams to produce timely, accurate financial statements. Before joining JPMorgan, Mark worked for State Street Bank & Trust for five years. He uses his analytical skills, gregarious personality, and passion for TV to help the team create and market the MustWatch app. As Chief Creative Officer, Mark develops new ideas for the MustWatch platform, assists Aimee with the app design, and provides feedback to the development team via internal testing.



Robert Maiello
Chief Financial Officer

Rob graduated from the University of Miami in 2014. He was previously employed at Lord, Abbett & Co. LLC. There he was involved in the Client Lifecycle Management team where he internalized and helped visualize data in an interactive way for the sales and leadership teams as well as helping the process of client account onboarding. He also passed the first level of the Chartered Financial Analyst (CFA) Program and is currently pursuing his MBA at the NYU Stern School of Business.



Benjamin Aronberg
Lead Developer

Ben Aronberg is a software developer at MustWatch. He primarily spends his time prototyping the mobile app, as well as contributing to design and UX discussions. Ben graduated from the University of Miami with a B.S. in Computer Science, and brings several years of software consulting and implementation experience from his time at Alight Solutions. His love of problem solving and binge watching TV are what drives his passion for bringing MustWatch to fellow bingers everywhere.



Edwin Jones
Back End Engineer

Edwin graduated with a B.S. in Industrial Engineering from the University of Miami in 2014. He works as a consultant implementing HR software for TopBloc. His experience integrating systems allows him to assist Ben with back end development and configure MustWatch security. He also contributes to the UX and design process.

SOURCES

[1]https://www.nielsen.com/us/en/insights/report/2021/total-audience-advertising-across-todays-media/

[2]https://www.statista.com/statistics/243789/number-of-tv-households-in-the-us/

[3]https://www.facebook.com/business/news/insights/mobile-and-tv-between-the-screens

[4]https://www.statista.com/statistics/330695/number-of-smartphone-users-worldwide/

USE OF PROCEEDS

If the offering's maximum amount of $450,000 is raised:

Use	Value	% of Proceeds
App Development	$250,000	55.6%
Marketing	$100,000	22.2%
General and Administrative	$77,950	17.3%
Intermediary fees	$22,050	4.9%

TERMS

This is an offering of Common Units, under registration exemption 4(a)(6), in MustWatch LLC. This offering must raise at least $10,000 by April 28, 2023 at 10:59pm ET. If this offering doesn't reach its *target*, then your money will be refunded. MustWatch may issue additional securities to raise up to $450,000, the offering's *maximum*.

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

1,370,852 units
× $4 per unit

$5,483,408 implied valuation

FINANCIALS

These financial statements have been reviewed by an independent Certified Public Accountant.

CPA review letter

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

We're also required to share links to each of the SEC filings related to this offering with investors.

- Form C on August 8, 2022
- Form C/A on October 6, 2022

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

- Website
- LinkedIn

UPDATES

Oct 6, 2022	Filed Form C/A
Aug 18, 2022	Thank you for all your support during our first...
Aug 8, 2022	Primary offering of 112,500 units at $4
Aug 8, 2022	Filed Form C
Jan 6, 2022	We at MustWatch want to send our thanks to you,...
Jan 1, 2022	Primary offering finalized, selling 23,352 units
Nov 21, 2021	Excited to announce that MustWatch has received...
Aug 23, 2021	MustWatch has a brand new look! In case you...
Jul 19, 2021	Award Winning Screenwriter & Producer Jason...
Jun 28, 2021	New Feature: MustWatch Trends & Analytics...
May 27, 2021	MustWatch is in preliminary talks with a major...
Apr 21, 2021	At MustWatch, we've been blown away by the...
Dec 16, 2020	It's official – MustWatch is now available in...
Dec 10, 2020	It's here! The moment you've all been waiting...
Dec 9, 2020	In the past few months, we've made significant...
Dec 7, 2020	We've received a lot of insightful feedback...
Sep 10, 2020	We're happy to announce that we have launched...
May 1, 2020	Primary offering of 50,000 units at $2.14

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